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                                                                    EXHIBIT 16.1


                                                [SPEAR SAFER HARMON LETTERHEAD]
                                               8350 N.W. 52nd Terrace, Suite 301
                                                      Miami, Florida 33166
                                                         1-800-776-1099
                                                      Tel: (305) 591-8850
                                                      Fax: (305) 593-9883


Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of MileMarker International Inc. for April 10, 2001, and we agree with the statements contained therein insofar as they relate to our firm.


/s/ SPEAR, SAFER, HARMON & CO.
---------------------------------
    SPEAR, SAFER, HARMON & CO.




Miami, Florida
April 20, 2001